English version for informative purposes

ASSETS PURCHASES AGREEMENT (THE "AGREEMENT") ENTERED INTO BY AND BETWEEN MR. RAMON TOMAS DAVILA BY HIS OWN RIGHT, WITH THE APPEARANCE OF HIS WIFE, MRS. BELINDA ELIZONDO MALTOS HEREINAFTER REFERRED TO AS THE "SELLER" AND THE MINING COMPANY SILVER DRAGON MINING DE MEXICO, S.A. DE C.V. REPRESENTED HEREIN BY MR. JUAN CARLOS GALVAN HEREINAFTER REFERRED TO AS THE "BUYER" PURSUANT TO THE FOLLOWING RECITALS AND CLAUSES:

RECITALS

I. SELLER declares:

a) That he is an individual of Mexican Nationality married under the regulations of marital partnership with Mrs. Belinda Elizondo Maltos as evidenced through the marriage certificate attached to this Agreement, and that he is registered before the Federal Tax Registry under the number DAFR 530530MP9.

b) That he is the only legal owner of the assets that are described in Exhibit 1 of this Agreement (hereinafter the "ASSETS") which are located in Guadalupe Victoria, Durango, State of Durango, and that he wishes to sell them to the SELLER under the terms of this Agreement.

II. The BUYER declares:

a) That is a Mexican Mining Company formed under the Mexican Federal Laws and registered at the Public Registry of Commerce of the City of Durango, Durango, under the commercial file No. 250 dated January 19th, 2006 and since it was recently incorporated its still under the process of being registered at the Public Registrar of Mining.

b) That Mr. Juan Carlos Galvan Pastoriza is the legal representative of the BUYER with sufficient authorities to represent it and oblige it under the terms and conditions of this Agreement, authorities which have not been revoked or limited in anyway whatsoever.

c) That it whishes to acquire from the SELLER, under the terms and conditions to this Agreement, the ASSETS referred to in Recital I (b) above, which are describe in Exhibit I.

d) That it has reviewed the characteristics and condition of the ASSETS, and confirmed that they are in good physical status and good condition of use.

Pursuant to the above, the parties herein agree to enter into this Agreement under the following clauses:

CLAUSES

1. PURCHASE

1.1 The SELLER in this act sells and delivers the ASSETS to the BUYER, and the BUYER receives them to its complete satisfaction serving this document as a valid and sufficient receipt thereon.

1.2 In this act, THE BUYER pays to the SELLER for the purchase of the ASSETS, the total amount of $5,000.00 (Five Thousand U.S. dollars) plus the value added tax (15%) corresponding to the amount of $750.00 (Seven Hundred Fifty U.S. dollars). THE SELLER receives the price, including the payment of the tax, to his full satisfaction, serving this document as sufficient evidence of payment, regardless that SELLER in this act also issues and delivers to the BUYER the corresponding invoice for the payment of the prices for the purchase of the ASSETS.

1.3 Both parties agree that the price for the ASSETS is fair since it is according to the real value of the ASSETS, and therefore there is no mistake, lesion, fraud or illegal enrichment by any of the parties.

1.4 All expenses, fees and duties caused by the purchase of the ASSETS, will be totally paid by the BUYER, except for the income tax that could be generated which shall be paid by the SELLER.

1.5 The SELLER represents and warrants:

a) That the sale of ASSETS does not infringe any prior or ongoing agreement with third parties, and it is not obliged to file any notification nor obtain any authorization for such purposes, except for his wife's consent, who appears to the execution of this Agreement for said purpose.

b) That he is the only legal owner of the ASSETS, which are free from any liens and encumbrances, duties or limitations of domain of any kind.

c) That the Assets were legally acquired by the SELLER according to the appliance laws in Mexico.

d) That he does not have any knowledge about any demand, claim or legal proceeding that could affect the ASSETS or the validity of this Agreement.

e) That the ASSETS were used, possessed and operated by the SELLER in accordance with applicable laws, rules and without infringing any third parties' rights.

f) That the SELLER is in compliance with his fiscal obligations and will be obliged to notify the Tax Authorities about the transfer of the ASSETS.

2. VARIOUS

2.1 This Agreement and its Exhibits are the total Agreement between the parties in connection with the ASSETS. Therefore both parties agree that this Agreement substitutes any other prior agreement or covenant in connection with the ASSETS.

2.2 In the event that any condition or provision of this Agreement is considered as totally or partially illegal, void or contrary to any law or rule, such shall not be deemed as part of the Agreement, without affecting the remainder of the other conditions and provisions of this Agreement which shall remain in full force and effect.

2.3 Any modification to this Agreement will not be valid unless by mutual written consent of the parties.

2.4 The SELLER is obliged to release, indemnify and hold the BUYER harmless from any penalties, claims, demands, notifications, or any other acts whether from Federal, Local or Municipal authorities or any other third party originated by any cause prior to the execution of this Agreement.

3. Governing Law and Jurisdiction.

3.1.For everything related to the interpretation and performance of this Agreement both parties agree to submit themselves to the applicable Laws of Mexico and the competent Courts of the City of Durango, waiving to any other forum that may correspond to them due to their present or future domiciles.

4. Notifications

4.1 Both parties designate the following addresses for the effects of this Agreement and all related notices:

THE SELLER
Mr. Ramón Tomas Davila Flores
Ana Leyva 204-4o. floor
Colonia Nueva Vizcaya
Durango, Durango.

THE BUYER
Silver Dragon Mining de México, S.A. de C.V.
Alonso de Pacheco No. 130
Fracc. Del Lago
Durango, Durango
México, C.P. 34080
Attention: Mr. Juan Carlos Galvan Pastoriza

4.2 Notifications under this Agreement will be valid if sent in writing by registered mail, return receipt or personally delivered to the consignee. They will be effective as of the date received by the consignee.

4.3 Any party can modify its address above, provided that the interested party delivers to the other party a writing notice with 15 days in advance to the effective date of such address change.

5. HEADINGS

5.1 The headings of this Agreement are for reference only and they shall not affect the meaning or interpretation of this Agreement's provisions.

IN WITNESS of the above, both parties execute this Agreement as of March 2, 2006, in the City of Durango, State of Durango.

BUYER

______________________________________________
SILVER DRAGON MINING DE MÉXICO, S.A. DE C.V.
By: MR. JUAN CARLOS GALVAN PASTORIZA

SELLER

___________________________________
MR. RAMON TOMAS DAVILA FLORES

_________________________________
With the consent of his wife
Mrs. BELINDA ELIZONDO MALTOS

Exhibit I
ASSETS